Exhibit 99.1

ACCURAY INCORPORATED 2007 INCENTIVE AWARD PLAN

2014 MARKET STOCK UNIT GRANT NOTICE

Accuray Incorporated, a Delaware corporation (the “Company”), pursuant to its 2007 Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), the following Performance Share Award of a Market Stock Unit (“MSU”).  The MSU is subject to all of the terms and conditions set forth herein and in the Market Stock Unit Agreement attached hereto as Appendix A (the “Market Stock Unit Agreement”) and in the Plan, each of which are incorporated herein by reference.  All capitalized terms used and not otherwise defined in this Grant Notice or the Market Stock Unit Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.

Participant:

Grant Number:

Grant Date:

First Performance Period:

Second Performance Period

Target Award:

Maximum Award:

Vesting:

Termination of MSUs:  In the event that the Participant ceases to be an Employee, Consultant or Independent Director for any reason prior to the Vesting Date, any unvested MSUs shall thereupon automatically be forfeited by the Participant as of such date of termination without payment of any consideration, unless otherwise specified by the Change of Control provisions of Annex A of this Grant Notice.  In addition, in the event that the MSUs do not become vested pursuant to Annex A as a result of Company performance during the Performance Period, all MSUs shall automatically be forfeited by the Participant effective as of the last day of the Performance Period without payment of any consideration therefor. By accepting the MSU award, the Participant agrees to be bound by the terms and conditions of the Plan, the Market Stock Unit Agreement and this Grant Notice.  Participant has reviewed the Market Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to participating in the Plan and fully understands all provisions of this Grant Notice, the Market Stock Unit Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Market Stock Unit Agreement.

Acceptance of MSUs:  If the Participant does not wish to receive this MSU award and/or does not consent and agree to the terms and conditions on which the award is offered, as set forth in the Plan, the Market Stock Unit Agreement and this Grant Notice, then the Participant must reject the MSUs by notifying the Company, in which case the award will be cancelled.  The Participant’s failure to notify the Company of his or her rejection of the MSU award within one month of the Grant Date will constitute the Participant’s acceptance of the award and his or her agreement with all terms and conditions of the award, as set forth in the Plan, the Market Stock Unit Agreement and this Grant Notice.

ACCURAY INCORPORATED:		HOLDER:

By:
Title:	Executive Vice President of Finance and Chief Financial Officer

2014 MSU Grant Notice	Accuray Confidential

ANNEX A TO MARKET STOCK UNIT GRANT NOTICE

[Insert performance criteria here]

2014 MSU Agreement	Accuray Confidential

APPENDIX A TO MARKET STOCK UNIT GRANT NOTICE

MARKET STOCK UNIT GRANT AGREEMENT

1.                                      Grant.  Pursuant to the Market Stock Unit Grant Notice (the “Grant Notice”) to which this Market Stock Unit Agreement (the “Agreement”) is attached, Accuray Incorporated, a Delaware corporation (the “Company”), has granted to the Participant a target award of MSUs under the Company’s 2007 Incentive Award Plan (the “Plan”) as set forth in the Grant Notice, subject to all of the terms and conditions contained in this Agreement and the Plan.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise.

2.                                      Vesting and Termination.    The MSUs shall vest and shall terminate as set forth in the Grant Notice.  In the event of a termination of the Participant’s status as an Employee, Consultant or Independent Director for any reason prior to the Vesting Date, all MSUs shall thereupon automatically be forfeited by the Participant as of such date of termination without payment of any consideration therefor, unless otherwise provided by the terms of any Change of Control Agreement, Retention Agreement, or Employment Agreement between the Participant and the Company.  The MSUs shall not thereafter become vested.  In addition, in the event that the MSUs do not become vested as a result of Company performance during the Performance Period, all MSUs shall automatically be forfeited by the Participant effective as of the last day of the Performance Period without payment of any consideration therefor.

3.                                      MSUs.  As of the Vesting Date, each MSU shall represent the right to receive payment, in accordance with Section 4 below, in the form of one share of Stock, subject to the upward or downward adjustment as set forth in the Grant Notice.  Unless and until the Vesting Date, the Participant will have no right to payment in respect of any such MSU.  Prior to actual payment in respect of any vested MSU, such MSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4.                                      Payment after Vesting; Code Section 409A.  Payment in respect of MSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole shares of Stock as soon as practicable after the Vesting Date, but in no event later than sixty (60) days, after the Vesting Date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code).

5.                                      Tax Withholding.  Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the MSUs, including, but not limited to, the grant, vesting or settlement of the MSUs, the issuance of shares of Stock upon vesting of the MSUs, the subsequent sale of shares of Stock acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the MSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

2014 MSU Agreement	Accuray Confidential

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:  (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (2) withholding from proceeds of the sale of shares of Stock acquired upon vesting/settlement of the MSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (3) withholding in shares of Stock to be issued upon vesting/settlement of the MSUs.  Unless otherwise determined by the Committee, the Company shall, in satisfaction of the Tax-Related Items withholding obligation, withhold shares of Stock otherwise issuable in respect of any MSUs having a Fair Market Value equal to the shares required to be withheld, and the Participant hereby agrees to such withholding of shares.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Stock subject to the vested MSUs, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Stock if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

6.                                      Rights as Shareholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.

7.                                      Non-Transferability.  Unless transferred to a Permitted Transferee (as defined below), MSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.  For purposes of this Section 7, “Permitted Transferee” shall mean, with respect to a Participant, certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to any such conditions and procedures the Committee may require.  Neither the MSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8.                                      Distribution of Stock.  Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement in the form of shares of Stock prior to the fulfillment of all of the following

2014 MSU Agreement	Accuray Confidential

conditions:  (i) the admission of such shares to listing on all stock exchanges on which the Stock is then listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, (iii) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (iv) the lapse of any such reasonable period of time following the Vesting Date as the Committee may from time to time establish for reasons of administrative convenience.  All certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the shares of Stock are listed, quoted, or traded.  The Committee may place legends on any certificate to reference restrictions applicable to the shares of Stock.  In addition to the terms and conditions provided herein, the Committee may require that the Participant make such covenants, agreements, and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any MSUs pursuant to this Agreement, including a window-period limitation, as may be imposed in the discretion of the Committee.  Any shares of Stock distributed pursuant to this Agreement may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.  No fractional shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

9.                                      No Effect on Employment.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Consultant, member of the Board or other service provider of the Company or any of its Subsidiaries.

10.                               Severability.  In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

11.                               Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the MSUs granted pursuant to this Agreement.  The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the MSUs and that the Participant is not relying on the Company for tax advice.

12.                               Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.

13.                               Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act and the U.S. Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the MSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.                               Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the U.S. Exchange Act, the Plan, the MSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under

2014 MSU Agreement	Accuray Confidential

Section 16 of the U.S. Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.                               Code Section 409A.  The MSUs are not intended to constitute or provide for “nonqualified deferred compensation” for U.S. taxpayers within the meaning of Section 409A of the Code (“Section 409A”).  However, notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, if at any time the Committee determines that the MSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right, in its sole discretion and without Participant consent, to adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the MSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A and any provision that would result in the imposition of additional taxes under Section 409A shall not be enforceable unless the Committee takes action to avoid the imposition of such additional taxes.  Nothing herein shall, or shall be construed so as to, limit the generality of Section 15.14 of the Plan.

16.                               Adjustments.  The Participant acknowledges that the MSUs are subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.

17.                               Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.

18.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

19.                               Governing Law.  The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

20.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21.                               Appendix.  Notwithstanding any provisions in this Agreement, for Participants outside the U.S., the MSU grant shall be subject to the additional terms and conditions set forth in Appendix B to this Agreement, including any additional terms and conditions for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law with respect to the issuance or sale of shares or to facilitate the administration of the Plan.  Appendix B constitutes part of this Agreement.

2014 MSU Agreement	Accuray Confidential

APPENDIX B TO MARKET STOCK UNIT GRANT NOTICE

INTERNATIONAL GRANTS ONLY

TERMS AND CONDITIONS

This Appendix B includes additional terms and conditions that govern the MSUs granted to the Participant under the Plan.  Further, this Appendix B includes additional terms and conditions that govern the MSUs if the Participant resides in one of the countries listed below.  Certain capitalized terms used but not defined in this Appendix B have the meanings set forth in the Plan and/or the Agreement.

NOTIFICATIONS

This Appendix B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2011.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix B as the only source of information relating to the consequences of his or her participation in the Plan because the notification information may be out of date at the time the MSUs vest or the Participant sells shares of Stock acquired under the Plan.

In addition, the notification information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result.  Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment to another country after the MSUs are granted to the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable.

A.                                    ADDITIONAL TERMS AND CONDITIONS

1.                                      Nature of Grant.  In accepting the grant, the Participant acknowledges, understands and agrees to the following:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)                                 the grant of the MSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of MSUs, or benefits in lieu of MSUs, even if MSUs have been granted repeatedly in the past;

(c)                                  all decisions with respect to future MSU grants, if any, will be at the sole discretion of the Company;

2014 MSU Agreement	Accuray Confidential

(d)                                 the Participant’s participation in the Plan shall not interfere with the ability of the Employer to terminate the Participant’s employment or service relationship (if any) at any time;

(e)                                  the Participant is voluntarily participating in the Plan;

(f)                                   the MSUs and the shares of Stock subject to the MSUs are extraordinary items that are outside the scope of the Participant’s employment or service contract, if any;

(g)                                  the MSUs and the shares of Stock subject to the MSUs are not intended to replace any pension rights or compensation;

(h)                                 the MSUs and the shares of Stock subject to the MSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiaries;

(i)                                     the MSU grant and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or Subsidiaries;

(j)                                    the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;

(k)                                 no claim or entitlement to compensation or damages shall arise from forfeiture of the MSUs resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment law in the country where the Participant resides, even if otherwise applicable to the Participant’s employment benefits from the Employer, and whether or not later found to be invalid), and in consideration of the grant of the MSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(l)                                     in the event of termination of the Participant’s employment (whether or not in breach of any employment law in the country where the Participant resides, even if otherwise applicable to the Participant’s employment benefits from the Employer, and whether or not later found to be invalid), the Participant’s right to vest in the MSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the MSU grant.

2.                                      No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying shares of Stock.  The Participant is hereby

2014 MSU Agreement	Accuray Confidential

advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

3.                                      Data Privacy.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other MSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all MSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to a plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant authorizes the Company, the broker, and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

4.                                      Venue.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

5.                                      Language.  If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

2014 MSU Agreement	Accuray Confidential

6.                                      Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

7.                                      Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the MSUs, and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law with respect to the issuance or sale of shares or to facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

B.                                    COUNTRY-SPECIFIC TERMS, CONDITIONS AND NOTIFICATIONS

BELGIUM

NOTIFICATIONS

Tax Reporting Notification.  The Participant is required to report any taxable income attributable to the MSUs on his or her annual tax return.  The Participant is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

CANADA

TERMS AND CONDITIONS

Form of Settlement.  If the Participant is resident in Canada, MSUs will be paid in shares of Stock only.  In no event will any MSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.

Termination of Employment.  This provision replaces Section 1(l) of the Additional Terms and Conditions in this Appendix B:

in the event of termination of the Participant’s employment (whether or not in breach of any employment law in the country where the Participant resides, even if otherwise applicable to the Participant’s employment benefits from the Employer, and whether or not later found to be invalid), the Participant’s right to vest in the MSUs under the Plan, if any, will terminate effective as of the date that is the earlier of (i) the date the Participant receives notice of termination of employment from the Company or the Employer or (ii) when the Participant is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under any employment law in the country where the Participant resides (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the MSU grant.

The following Terms and Conditions apply if the Participant is a resident of Quebec:

2014 MSU Agreement	Accuray Confidential

Authorization to Release and Transfer Necessary Personal Information.  This provision supplements Section A.3 of the Additional Terms and Conditions in this Appendix B:

The Participant hereby authorizes the Company (including its Subsidiaries) and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  The Participant further authorizes the Company, its Subsidiaries, and the administrator of the Plan to disclose and discuss the Plan with their advisors.  The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in the Participant’s employee file.

French Language Provision.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

NOTIFICATIONS

Securities Law Information.  The Participant is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the NASDAQ Global Select Market)

CHINA

Because granting stock-settled MSUs in China requires compliance with complex Chinese security requirements, Accuray does not intend to grant in China. If MSUs are granted, the following language will used.  If cash awards are granted, they will be funded and paid locally.

TERMS AND CONDITIONS

Settlement of MSUs and Sale of Shares.  For Participants who are PRC nationals, due to legal restrictions in China, upon the vesting of MSUs, the Participant acknowledges that the MSUs may be paid to the Participant in cash rather than shares of Stock.  If shares of Stock are issued upon vesting of the MSUs, in the Company’s sole discretion, the shares may be required to be immediately sold.  Thus, as a condition of the grant of the MSUs, the Participant agrees to the immediate sale of any shares of Stock issued to the Participant upon vesting and settlement of the MSUs.  The Participant further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Stock (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the Company’s designated broker to complete the sale of such shares.  Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with any applicable exchange control laws and regulations.  The Participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

Exchange Control Restriction.  As a PRC national, the Participant understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the cash proceeds from the sale of shares of Stock acquired from the MSUs and any dividends or dividend

2014 MSU Agreement	Accuray Confidential

equivalents paid to the Participant in cash.  The Participant further understands that, under Chinese laws, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary of the Company, and the Participant hereby consents and agrees that the proceeds from the sale of shares of Stock acquired from the MSUs and any dividends or dividend equivalents paid to the Participant in cash may be transferred to such special account prior to being delivered to the Participant.  The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion.  If the proceeds are paid in U.S. dollars, the Participant acknowledges that he or she may be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account.  If the proceeds are converted to local currency, the Participant acknowledges that the Company (including its Subsidiaries) is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China.  The Participant agrees to bear any currency fluctuation risk between the date the shares of Stock acquired from the MSUs are sold and any dividends or dividend equivalents are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Participant.  The Participant acknowledges that neither the Company nor any Subsidiaries will be held liable for any delay in delivering the proceeds to the Participant.  The Participant agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.  These additional requirements may include, but are not limited to, a requirement to maintain any shares of Stock acquired from the MSUs in an account with a Company-designated broker and/or to sell any shares of Stock that the Participant receives upon vesting of the MSUs (as explained above) or upon termination of the Participant’s employment with the Company and its Subsidiaries.

FRANCE

Consent to Receive Information in English.  By accepting the MSUs, the Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language.  The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information.  If the Participant imports or exports cash (e.g., proceeds from the sale of shares of Stock) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.  If the Participant maintains a foreign bank account, the Participant is required to report the account to the French tax authorities when filing his or her annual tax return.

2014 MSU Agreement	Accuray Confidential

GERMANY

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  In the event that the Participant makes or receives a payment in excess of this amount, the Participant is responsible for obtaining the appropriate form from a German federal bank and complying with the reporting requirements.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares.  In the event the MSUs vest within six months of the date of grant, the Participant agrees that he or she will not dispose of the shares prior to the six-month anniversary of the date of grant.

NOTIFICATIONS

Securities Warning:  The MSUs and any shares of Stock issued at vesting of the MSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or a Subsidiary.  The Agreement, including this Appendix B, the Plan, the Grant Notice and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  The MSUs and any related documentation are intended only for the personal use of the Participant and may not be distributed to any other person.  If the Participant has any doubt about any of the contents of the Agreement, including this Appendix B, the Plan or the Grant Notice, the Participant should obtain independent professional advice.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

TERMS AND CONDITIONS

Exchange Control Restrictions.  Due to exchange control laws, if the MSUs vest and shares of Stock are issued to the Participant, the Participant must repatriate all proceeds received from the sale of shares of Stock to India within a reasonable time following the sale (i.e., within 90 days).  The Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation.  It is the Participant’s responsibility to comply will applicable exchange control laws in India.

ITALY

TERMS AND CONDITIONS

Data Privacy Notice and Consent.  This provision replaces in its entirety Section A.3 of the Additional Terms and Conditions in this Appendix B:

The Participant understands that the Employer, the Company and any Subsidiary may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian

2014 MSU Agreement	Accuray Confidential

law) or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company or any Subsidiary, details of all MSUs or other entitlement to shares of Stock granted, awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.  The Controller of personal data processing is Accuray Incorporated, with registered offices at 1310 Chesapeake Terrace, Sunnyvale, California 94089, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy.

The Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  The Participant understands that Data may also be transferred to the Company’s stock plan service provider or such other administrator that may be engaged by the Company in the future.  The Participant further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired at vesting of the MSUs.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan.  The Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan.  The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.  Furthermore, the Participant is aware that Data will not be used for direct marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Plan Document Acknowledgment.  In accepting the grant of the MSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix B, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix B.

2014 MSU Agreement	Accuray Confidential

The Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 2 on Vesting and Termination; Section 5 on Tax Withholding; Section 19 on Governing Law; Section A.1 of the Additional Terms and Conditions in Appendix B on Nature of Grant; Section A.5 of the Additional Terms and Conditions in Appendix B on Language; and the Data Privacy Notice and Consent section included in this Appendix B.

NOTIFICATIONS

Exchange Control Information.  The Participant is required to report the following on his or her annual tax return: (1) any transfers of cash or shares of Stock to or from Italy exceeding €10,000, (2) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (including cash or shares of Stock) may result in income taxable in Italy, and (3) the amount of the transfers to and from abroad that have had an impact during the calendar year on the Participant’s foreign investments or investments held outside of Italy.  Under certain circumstances, the Participant may be exempt from the requirement under (1) above if the transfer or investment is made through an authorized broker resident in Italy.

JAPAN

NOTIFICATIONS

Exchange Control Information.  If the Participant acquires shares of Stock valued at more than ¥100,000,000 in a single transaction, a report will need to be filed with the Ministry of Finance through the Bank of Japan.  The Participant is encouraged to speak to his or her personal advisor if this threshold applies at vesting of the MSUs.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.  The Participant should be aware of the Dutch insider-trading rules, which may impact the ability to sell shares of Stock that the Participant acquires under the Plan.  In particular, the Participant may be prohibited from effectuating certain transactions if the Participant has inside information about the Company.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of a subsidiary or affiliate of the issuing company in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees working at a Subsidiary of the Company in the Netherlands may have inside information and would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant has such inside information.

2014 MSU Agreement	Accuray Confidential

The Participant acknowledges and understands that the Participant should consult with his or her personal legal advisor if the Participant is uncertain as to whether the insider-trading rules apply to the Participant.

PHILIPPINES

Because granting stock-settled MSUs in the Philippines requires compliance with the Philippines SEC notice filing requirements, which are costly and time-consuming, Accuray does not intend to grant in this country.

NOTIFICATIONS

Securities Law Information. The Participant is permitted to dispose or sell shares of Stock acquired under the Plan, provided the offer and resale of the Stock takes place outside of the Philippines through the facilities of a stock exchange on which the Stock is listed. The Stock is currently listed on the NASDAQ Global Select Market in the United States of America. If the Company determines that the issuance of shares of Stock does not comply with all applicable Philippines securities laws at the time the MSUs vest, the MSUs will be settled in cash, and no shares of Stock will be issued to the Participant.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction.  The Participant understands that acceptance of the grant of MSUs results in a contract between the Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of California (regardless of the law that might be applied under principles of conflict of laws).  Any Stock to be issued upon vesting of the MSUs shall be delivered to the Participant through a brokerage account in the U.S.  The Participant may hold the Stock in his or her brokerage account in the U.S.; however, in no event will Stock issued to the Participant under the Plan be delivered to the Participant in Russia. The Participant is not permitted to sell the Stock directly to other Russian legal entities or individuals.

Securities Law Information.  The Participant acknowledges that the Agreement, the grant of the MSUs, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

NOTIFICATIONS

Exchange Control Information.  Within a reasonably short time after the sale of shares of Stock, the cash proceeds must be initially credited to the Participant through a foreign currency account at an authorized bank in Russia.  After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing; and (iv) the Russian tax authorities must be given notice of the account balances as of the beginning of each calendar year.  The Participant is encouraged to contact his or her personal advisor

2014 MSU Agreement	Accuray Confidential

before remitting proceeds from participation in the Plan to Russia, as exchange control requirements may change.

Labor Law Information.  If the Participant continues to hold shares of Stock acquired at vesting of MSUs after an involuntary termination of employment, the Participant will not be eligible to receive unemployment benefits in Russia.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The Award of MSUs is being made to the Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the MSUs are subject to section 257 of the SFA, and the Participant will not be able to make any subsequent sale in Singapore or any offer of such subsequent sale of the shares of Stock underlying the MSUs, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Obligation.  If the Participant is a director, associate director, or shadow director of the Company’s Singapore Subsidiary, the Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Company’s Singapore Subsidiary in writing when the Participant receives an interest (e.g., MSUs or shares of Stock) in the Company or any Subsidiary.  In addition, the Participant must notify the Company’s Singapore Subsidiary when he or she sells Stock or shares of any Subsidiary (including when the Participant sells shares of Stock issued upon vesting of the MSUs).  These notifications must be made within two days of acquiring or disposing of any interest in the Company or any Subsidiary.  In addition, a notification of the Participant’s interests in the Company or any Subsidiary must be made within two days of becoming a director.

Insider Trading Notification.  The Participant should be aware of Singapore insider trading rules, which may impact the acquisition or disposal of shares or rights to shares of Stock under the Plan.  Under the Singapore insider-trading rules, the Participant is prohibited from selling shares of Stock when the Participant possesses information concerning the Company that is not generally available and that the Participant knows or should know will have a material effect on the price of the shares once such information is generally available.

SPAIN

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements Section 2 of the Agreement:

In accepting the MSUs, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of MSUs, the termination of the Participant’s employment for any reason (including for the reasons listed below) will automatically result

2014 MSU Agreement	Accuray Confidential

in the loss of the MSUs that may have been granted to the Participant and that have not vested on the date of termination.

In particular, the Participant understands and agrees that any unvested MSUs as of Participant’s termination date will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to the following: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the MSUs under the Plan to individuals who may be employees of the Company or any Subsidiary.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or its Subsidiaries on an ongoing basis other than to the extent set forth in the Agreement.  Consequently, the Participant understands that the MSUs are granted on the assumption and condition that MSUs and the shares of Stock issued upon vesting shall not become a part of any employment or contract (either with the Company, the Employer or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Participant understands that the grant of the MSUs would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the performance or other conditions not be met for any reason, then any grant to the Participant of the MSUs shall be null and void.

NOTIFICATIONS

Securities Law Information.  The MSUs and the shares of Stock described in the Agreement do not qualify under Spanish regulations as securities.  No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix B) have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and they do not constitute a public offering prospectus.

Exchange Control Information.  The acquisition of shares of Stock and the sale of shares of Stock must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministerio de Industria, Turismo y Comercio.  Because the Participant will not purchase or sell the shares of Stock through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI.   Generally, the D-6 form must be filed each January while the shares are owned or to report the sale of shares of Stock.

When receiving foreign currency payments derived from the ownership of shares of Stock (i.e., dividends or sale proceeds) exceeding €50,000, the Participant must inform the financial institution receiving the payment of the basis upon which the payment is made.  The Participant will need to provide the institution with the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

2014 MSU Agreement	Accuray Confidential

SWITZERLAND

NOTIFICATIONS

Securities Law Notification.  The award of MSUs is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

THAILAND

NOTIFICATIONS

Exchange Control Information.  After the Participant sells shares of Stock acquired upon vesting of the MSUs, the Participant must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert the proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation.  If the amount of the Participant’s repatriated proceeds is US$50,000 or more, the Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.  If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand.

The Participant should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Stock into Thailand.  The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

Tax Withholding.  This provision supplements Section 5 of the Agreement:

If payment or withholding of income tax is not made within 90 days of the event giving rise to the liability for income tax (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date.  The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 5 of the Agreement.  Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Participant will not be eligible for such a loan to cover the income tax liability.  In the event that the Participant is a director or executive officer and income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions will be payable.  The Participant will be responsible for reporting and paying any income tax and national insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.

2014 MSU Agreement	Accuray Confidential